Exhibit 99.2

SUMMARY OF RIGHTS TO PURCHASE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Effective July 22, 2018, the Board of Directors of Papa John’s International, Inc. (the “Company”) declared a dividend of one Right (a “Right”) for each outstanding share of Common Stock, $0.01 par value per share (the “Common Stock”), to stockholders of record at the close of business on August 2, 2018 (the “Record Date”).  Rights shall also be issued in respect of each share of Common Stock issued or distributed from the Company’s treasury following the Record Date and prior to the Distribution Date (each as described below and defined in the Rights Agreement).  Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), at a Purchase Price of $250.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”).

Copies of the Rights Agreement and the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) have been filed with the Securities and Exchange Commission as exhibits to a Form 8-K Current Report dated July 23, 2018.  Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company.  This summary description of the Rights and of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference.  Capitalized terms herein and defined in the Rights Agreement and not otherwise defined herein shall have the meaning set forth in the Rights Agreement.

The Rights Agreement

Initially, no separate Rights Certificates will be distributed and instead the Rights will attach to all certificates representing shares of outstanding Common Stock, or, with respect to Common Stock in Book Entry form, to the outstanding shares of Common Stock evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock.  The Rights will separate from the Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) ten Business Days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning 15% or more of the shares of Common Stock then outstanding.  Until the Distribution Date, (a) the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof or, in the case of certificated shares, by Common Stock certificates, and will be transferred with and only with such underlying shares of Common Stock, (b) confirmation and account statements sent to holders of Common Stock in Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date (including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference, and (c) the transfer of any shares of outstanding Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.

As used in the Rights Agreement, an “Acquiring Person” means a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the shares of Common Stock then outstanding. The following, however, are not Acquiring Persons:  (i) the Company, (ii) the Company’s subsidiaries, (iii) any employee benefit plan of the Company or any of its subsidiaries or any entity holding shares of Common Stock pursuant to the terms of any such plan, or (iv) a Grandfathered Person(1).  Moreover, no person or affiliated persons will be deemed to be an Acquiring Person as a result of the following:  (i) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock that such person, or group of affiliated or associated persons, beneficially owns to 15% or more of the shares of Common Stock then outstanding, (ii) if the Board of Directors of the Company determines that a person, or group of affiliated or associated persons, who would otherwise be an Acquiring Person, has become so inadvertently (either because such person, or group of persons, was unaware that it beneficially owned the requisite percentage of outstanding Common Stock or because it had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and such person, or group of affiliated or associated persons, promptly divests a sufficient number of shares of Common Stock so that it would no longer be an Acquiring Person, then such person or group of affiliated or associated persons shall not be deemed to be or to have become an Acquiring Person for any purposes of the Rights Agreement, (iii) being the beneficial owner of 15% or more of the shares of Common Stock then outstanding as of the date of the Rights Agreement or prior to the first public announcement of the adoption of the Rights Agreement, and (iv) any unilateral grant of any security by the Company to such person or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees.  Notwithstanding the foregoing, a person, or group of affiliated or associated persons, who would be considered an Acquiring Person but for the exceptions in (i) through (iv) in the foregoing sentence, will nonetheless be considered an Acquiring Person if such person, or group of affiliated or associated persons, continues to hold 15% or more of the shares of Common Stock outstanding and becomes the beneficial owner of additional shares of Common Stock, subject to certain exceptions described in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on July 22, 2019 unless earlier redeemed or exchanged by the Company as described below.

(1)  “Grandfathered Person” refers to, collectively, John H. Schnatter and his affiliates and associates, provided, however, that John H. Schnatter and his affiliates and associates would generally cease to be a Grandfathered Person and become an Acquiring Person upon their acquisition of 31% or more of the shares of Common Stock outstanding.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, shares of Preferred Stock, other securities, cash, property, or a combination thereof) having a value equal to two times the exercise price of the Right.  The exercise price is the Purchase Price multiplied by the number of one one-thousandth of a share of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.

Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.

In the event that, at any time after a person or group becomes an “Acquiring Person,” (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, Common Stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.

At any time prior to the earlier of the Close of Business on (i) the tenth Business Day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” and (ii) the Final Expiration Date, the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) (the “Redemption Price”).  Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person shall become the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one one-thousandth of a share of Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  The distribution of the Rights will not be taxable to stockholders or to the Company.

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, inconsistency or to make any other changes that the Board may deem necessary or desirable.  After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights excluding the interests of any Acquiring Person.

Description of Preferred Stock

The Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will generally rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.

Each share of Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 1,000 times the aggregate per share amount of any cash dividend declared on the Common Stock since the immediately preceding quarterly dividend payment date, subject to certain adjustments.

In the event of liquidation, the holder of Preferred Stock will be entitled to receive a preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 1,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.

Generally, each share of Preferred Stock will vote together with the Common Stock and any other class or series of capital stock entitled to vote in such a manner, and will be entitled to 1,000 votes per share, subject to certain adjustments.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one one-thousandth of a share of Preferred Stock is expected to approximate the economic value of one share of Common Stock.

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